Exhibit 99.2

Trend Sheet for GAAP Statement of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	Oct 31, 2008	July 31, 2008	April 30, 2008	Jan 31, 2008	Oct 31, 2007	July 31, 2007	April 30, 2007	Jan 31, 2007
Income Statement
Net revenues	$64,450	$65,242	$60,795	$74,118	$75,519	$62,659	$60,380	$76,850
Hardware revenues	12,777	11,699	5,945	16,066	17,240	6,199	2,293	19,890
Cost of hardware revenues (3)	16,339	15,274	10,365	23,929	29,144	28,239	10,740	43,637
Service and Technology revenues	$51,673	$53,543	$54,850	$58,052	$58,279	$56,460	$58,087	$56,960
Service revenues	47,676	48,174	48,443	51,025	52,940	53,376	54,155	53,543
Technology revenues	3,997	5,369	6,407	7,027	5,339	3,084	3,932	3,417
Cost of service & technology revenues	$13,500	$14,369	$15,114	$17,271	$15,650	$13,760	$13,662	$15,921
Cost of service revenues (1)	10,984	11,245	11,194	12,019	10,738	10,064	10,155	12,445
Cost of technology revenues (1)	2,516	3,124	3,920	5,252	4,912	3,696	3,507	3,476
Gross margin of service & technology revenues	$38,173	$39,174	$39,736	$40,781	$42,629	$42,700	$44,425	$41,039
Operating expenses
Research and development (1)	$16,553	$15,323	$14,748	$15,416	$14,049	$15,070	$14,245	$12,755
Sales and marketing (1)	$6,585	$5,906	5,936	7,336	5,967	5,381	5,303	6,784
Sales and marketing, subscription acquisition costs	$2,301	$888	1,159	7,195	9,050	9,015	5,790	9,915
General and administrative (1) (2)	$10,344	$10,869	10,336	10,234	11,106	10,392	11,222	9,113
Litigation proceeds	$(87,811)	$—	—	—	—	—	—	—
Interest and other income (expense)	$17,119	$327	$492	$883	$1,173	$1,540	$1,333	$1,418
Provision for income tax	(3,132)	(23)	(13)	(22)	—	—	(8)	(17)
Net income (loss) (2)	100,626	2,917	3,616	(6,402)	(8,274)	(17,658)	743	(19,874)
Net income (loss) per basic common share	$1.00	$0.03	$0.04	$(0.06)	$(0.08)	$(0.18)	$0.01	$(0.21)
Net income (loss) per diluted common share	$0.98	$0.03	$0.04	$(0.06)	$(0.08)	$(0.18)	$0.01	$(0.21)
Weighted average common shares outstanding - basic	100,805	100,025	99,387	98,518	97,611	97,084	96,829	96,415
Weighted average common shares outstanding - diluted	102,570	102,217	102,710	98,518	97,611	97,084	98,047	96,415
Balance Sheet & Cash Flow
Cash & cash equivalents, and short-term investments	$204,718	$105,777	$94,598	$99,106	$82,458	$97,629	$101,784	$128,765
Net cash provided by (used in) operating activities (YTD)	105,183	10,158	(1,462)	(32,090)	(44,523)	(29,906)	(26,213)	(33,507)

(1) Includes Stock-based compensation expenses as follows:	$6,370	$5,574	$5,477	$5,697	$7,260	$5,242	$4,640	$3,979
Cost of services revenues	244	239	191	216	178	178	157	117
Cost of technology revenues	481	507	606	729	726	504	463	338
Research and development	2,448	2,140	1,982	1,934	1,797	1,967	1,628	1,419
Sales and marketing	656	336	540	737	660	332	476	385
General and administrative	2,541	2,352	2,158	2,081	3,899	2,261	1,916	1,720

(2)

The consolidated statements of operations for the quarter ended January 31, 2007 has been amended to reflect an increase of $261,000 in general and administrative expense to correct an immaterial error related to a non-income based tax position taken in fiscal year 2007.

(3)	The consolidated statements of operations included in this trend sheet have been amended to reflect increases in cost of hardware revenues to correct immaterial errors related to royalty expenses.

Trend Sheet for Non-GAAP Key Financial Metrics(1)

(unaudited, in thousands except per share data)

	Three Months Ended
	Oct 31, 2008	July 31, 2008	Apr 30, 2008	Jan 31, 2008	Oct 31, 2007	July 31, 2007	Apr 30, 2007	Jan 31, 2007
Reconciliation to EBITDA and Adjusted EBIDTA
Net income (loss) (2) (3)	$100,626	$2,917	$3,616	$(6,402)	$(8,274)	$(17,658)	$743	$(19,874)
Add back:
Depreciation & amortization	2,399	2,498	2,572	2,675	2,445	2,586	2,620	1,944
Interest income & expense	(17,197)	(405)	(564)	(1,050)	(1,201)	(1,324)	(1,400)	(1,423)
Provision for income tax	3,132	23	13	22	—	—	8	17
EBITDA (2)	$88,960	$5,033	$5,637	$(4,755)	$(7,030)	$(16,396)	$1,971	$(19,336)
Stock-based compensation	6,370	5,574	5,477	5,697	7,260	5,242	4,640	3,979
Adjusted EBITDA (2)	$95,330	$10,607	$11,114	$942	$230	$(11,154)	$6,611	$(15,357)
Subscription Metrics
TiVo-Owned subscription gross additions	44	36	48	109	69	41	57	163
TiVo-Owned subscription cancellations	(72)	(78)	(65)	(76)	(65)	(60)	(56)	(62)
TiVo-Owned churn rate per month	-1.4%	-1.5%	-1.3%	-1.5%	-1.3%	-1.2%	-1.1%	-1.2%
TiVo-Owned net additions (losses)	(28)	(42)	(17)	33	4	(19)	1	101
TiVo-Owned cumulative subscriptions	1,658	1,686	1,728	1,745	1,712	1,708	1,727	1,726
% of TiVo-Owned cumulative subscriptions paying recurring fees	60%	60%	61%	61%	60%	59%	59%	58%
Fully Amortized Active Lifetime Subscriptions	236	194	163	175	190	180	179	165
MSOs/Broadcasters’ Net additions (losses)	(135)	(136)	(128)	(155)	(134)	(126)	(103)	(91)
Total subscription net additions (losses)	(163)	(178)	(145)	(122)	(130)	(145)	(102)	10
Total cumulative subscriptions	3,460	3,623	3,801	3,946	4,067	4,197	4,342	4,444
TiVo-Owned ARPU & Subscription Acquisition Costs
TiVo-Owned-related service revenues	41,904	42,393	42,744	43,892	46,341	46,823	46,995	45,091
TiVo-Owned average subscriptions	1,675	1,712	1,737	1,727	1,708	1,719	1,729	1,673
TiVo-Owned ARPU per month	$8.34	$8.25	$8.20	$8.47	$9.04	$9.08	$9.06	$8.98
TiVo-Owned total acquisition costs (Quarterly)	6,102	4,873	5,696	15,058	20,954	31,055	14,237	33,662
TiVo-Owned subscription gross additions (Quarterly)	44	36	48	109	69	41	57	163
TiVo-Owned subscription acquisition costs (Quarterly)	139	135	119	138	304	757	250	207
TiVo-Owned total acquisition costs (12 months ended)	31,729	46,581	72,763	81,304	99,908	102,484	89,660	91,684
TiVo-Owned subscription gross additions (12 months ended)	237	262	267	276	330	362	395	429
TiVo-Owned subscription acquisition costs (12 months ended)	134	178	273	295	303	283	227	214
MSOs/Broadcasters’ ARPU
MSOs/Broadcasters’-related service revenues	5,772	5,781	5,699	7,133	6,599	6,553	7,160	8,452
MSOs/Broadcasters’ average subscriptions	1,868	2,009	2,136	2,279	2,422	2,554	2,668	2,767
MSOs/Broadcasters’ ARPU per month	$1.03	$0.96	$0.89	$1.04	$0.91	$0.86	$0.89	$1.02

(1)	This presentation is not prepared under a comprehensive set of accounting rules or principles such as GAAP.

(2)

The consolidated statements of operations for the quarter ended January 31, 2007 has been amended to reflect an increase of $261,000 in general and administrative expense to correct an immaterial error related to a non-income based tax position taken in fiscal year 2007.

(3)	The consolidated statements of operations included in this trend sheet have been amended to reflect increases in cost of hardware revenues to correct immaterial errors related to royalty expenses.

EBITDA and Adjusted EBITDA Results. TiVo’s “EBITDA” means income before interest income and expense, provision for income taxes and depreciation and amortization. TiVo’s “Adjusted EBITDA” is EBITDA less expense for stock-based compensation. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis of our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to evaluate our operating performance over multiple periods. Management does not use EBITDA or Adjusted EBITDA as a measure of liquidity because, among other things, they do not exclude the impact of deferred revenues associated with the amortization of product lifetime subscriptions. We do not use stock-based compensation expense in our internal measures. A limitation associated with these non-GAAP measures is that they do not include any stock-based compensation expense related to hiring, retaining, and incentivizing the Company’s workforce. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

Adjusted EBITDA and Net Income Excluding EchoStar Damages Award. We have presented Adjusted EBITDA and Net Income, excluding the impact of the approximately $105 million in EchoStar damages received by us during the third quarter, solely as supplemental disclosure because we believe the presentation of these non-GAAP measures will allow for a more complete analysis by our investors of our prior period results and our on-going results of operations when compared to our current third quarter fiscal year 2009 results given our belief of the non-ordinary nature of EchoStar damages award when compared to prior and future periods.

	Three Months Ended
(Subscriptions in thousands)	Oct 31, 2008	July 31, 2008	April 30, 2008	Jan 31, 2008	Oct 31, 2007	July 31, 2007	April 30, 2007	Jan 31, 2007
TiVo-Owned Subscription Gross Additions:	44	36	48	109	69	41	57	163
Subscription Net Additions/(Losses):
TiVo-Owned	(28)	(42)	(17)	33	4	(19)	1	101
MSOs/Broadcasters	(135)	(136)	(128)	(155)	(134)	(126)	(103)	(91)

Total Subscription Net Additions/(Losses)	(163)	(178)	(145)	(122)	(130)	(145)	(102)	10
Cumulative Subscriptions:
TiVo-Owned	1,658	1,686	1,728	1,745	1,712	1,708	1,727	1,726
MSOs/Broadcasters	1,802	1,937	2,073	2,201	2,355	2,489	2,615	2,718

Total Cumulative Subscriptions	3,460	3,623	3,801	3,946	4,067	4,197	4,342	4,444
Fully Amortized Active Lifetime Subscriptions	236	194	163	175	190	180	179	165
% of TiVo-Owned Cumulative	60%	60%	61%	61%	60%	59%	59%	58%
Subscriptions paying recurring fees

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. Above is a table that details the change in our subscription base during the last eight quarters. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. Effective November 1, 2007, we extended the period we use to recognize product lifetime subscription revenues from 48 months to 54 months for product lifetime subscriptions acquired on or before October 31, 2007. Additionally, we also increased the amortization period to 60 months for new product lifetime subscriptions acquired on or after November 1, 2007 and we intend to review the period we use to recognize product lifetime subscription revenues again in the fourth quarter of this fiscal year which could result in a further increase in the amortization period in the future. Refer to Critical Accounting Estimates “Recognition Period for Product Lifetime Subscriptions Revenues”. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

	Three Months Ended
(Subscriptions in thousands)	Oct 31, 2008	July 31, 2008	April 30, 2008	Jan 31, 2008	Oct 31, 2007	July 31, 2007	April 30, 2007	Jan 31, 2007
Average TiVo-Owned subscriptions	1,675	1,712	1,737	1,727	1,708	1,719	1,729	1,673
TiVo-Owned subscription cancellations	(72)	(78)	(65)	(76)	(65)	(60)	(56)	(62)

TiVo-Owned Churn Rate per month	-1.4%	-1.5%	-1.3%	-1.5%	-1.3%	-1.2%	-1.1%	-1.2%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our lowest cost product offerings, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended
	Oct 31, 2008	Jul 31, 2008	Apr 30, 2008	Jan 31, 2008	Oct 31, 2007	Jul 31, 2007	Apr 30, 2007	Jan 31, 2007
	(In thousands, except SAC)
Subscription Acquisition Costs
Sales and marketing, subscription acquisition costs	$2,301	$888	$1,159	$7,195	$9,050	$9,015	$5,790	$9,915
Hardware revenues	(12,777)	(11,699)	(5,945)	(16,066)	(17,240)	(6,199)	(2,293)	(19,890)
Less: MSOs/Broadcasters-related hardware revenues	3,339	4,934	698	—	—	—	—	—
Cost of hardware revenues	16,339	15,274	10,365	23,929	29,144	28,239	10,740	43,637
Less: MSOs/Broadcasters-related cost of hardware revenues	(3,100)	(4,524)	(581)	—	—	—	—	—

Total Acquisition Costs	6,102	4,873	5,696	15,058	20,954	31,055	14,237	33,662

TiVo-Owned Subscription Gross Additions	44	36	48	109	69	41	57	163
Subscription Acquisition Costs (SAC)	$139	$135	$119	$138	$304	$757	$250	$207

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. In the first fiscal quarter of 2008, we revised our definition of total acquisition costs. We now define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended
TiVo-Owned Average Revenue per Subscription	Oct 31, 2008	July 31, 2008	April 30, 2008	Jan 31, 2008	Oct 31, 2007	July 31, 2007	April 30, 2007	Jan 31, 2007
	(In thousands, except ARPU)
Total Service revenues	47,676	48,174	48,443	51,025	52,940	53,376	54,155	53,543
Less: MSOs/Broadcasters-related service revenues	(5,772)	(5,781)	(5,699)	(7,133)	(6,599)	(6,553)	(7,160)	(8,452)

TiVo-Owned-related service revenues	41,904	42,393	42,744	43,892	46,341	46,823	46,995	45,091
Average TiVo-Owned revenues per month	13,968	14,131	14,248	14,631	15,447	15,608	15,665	15,030
Average TiVo-Owned per month subscriptions	1,675	1,712	1,737	1,727	1,708	1,719	1,729	1,673

TiVo-Owned ARPU per month	$8.34	$8.25	$8.20	$8.47	$9.04	$9.08	$9.06	$8.98

	Three Months Ended
MSOs/Broadcasters Average Revenue per Subscription	Oct 31, 2008	July 31, 2008	April 30, 2008	Jan 31, 2008	Oct 31, 2007	July 31, 2007	April 30, 2007	Jan 31, 2007
	(In thousands, except ARPU)
Total Service revenues	47,676	48,174	48,443	51,025	52,940	53,376	54,155	53,543
Less: TiVo-Owned-related service revenues	(41,904)	(42,393)	(42,744)	(43,892)	(46,341)	(46,823)	(46,995)	(45,091)

MSOs/Broadcasters-related service revenues	5,772	5,781	5,699	7,133	6,599	6,553	7,160	8,452
Average MSOs/Broadcasters revenues per month	1,924	1,927	1,900	2,378	2,200	2,184	2,387	2,817
Average MSOs/Broadcasters per month subscriptions	1,868	2,009	2,136	2,279	2,422	2,554	2,668	2,767

MSOs/Broadcasters ARPU per month	$1.03	$0.96	$0.89	$1.04	$0.91	$0.86	$0.89	$1.02

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period.

Beginning in February 2006, TiVo began deferring a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Additionally, beginning in February 2007, DIRECTV began paying us a monthly fee for all DIRECTV households with DIRECTV receivers with TiVo service similar to the lower amount paid by DIRECTV for households with DIRECTV receivers with TiVo service deployed since March 15, 2002, subject to a monthly minimum payment by DIRECTV.